Exhibit 99.1

Aridis Pharmaceuticals Receives Equity Investment from the Cystic Fibrosis Foundation

Los Gatos, Calif., December 12, 2022 – Aridis Pharmaceuticals, Inc. (NASDAQ: ARDS), a biopharmaceutical company today announced the Cystic Fibrosis Foundation invested $4.85 million in Aridis common stock on market terms under NASDAQ rules to support the ongoing development of AR-501, an inhalable broad-spectrum anti-infective currently under development for controlling debilitating chronic lung infections in cystic fibrosis (CF) patients. Including this funding, the CF Foundation has provided a total of $12.5 million in support. Enrollment for a Phase 2a study of AR-501 in CF patients was completed in November 2022. The Company anticipates reporting top-line results from its Phase 2a study in the first quarter of 2023.

“We want to thank the CF Foundation for their continued support for the clinical development of AR-501, an inhaled form of gallium, which we believe could be a more effective delivery route than intravenous (IV) administered gallium. IV gallium has already demonstrated that it is well tolerated and improved lung function in a CF Foundation, National Institutes of Health, and FDA funded Phase 2 clinical study,” said Vu Truong, Ph.D., Chief Executive Officer of Aridis Pharmaceuticals.

AR-501 has been granted Orphan Drug Designation (ODD) and Fast Tracked and Qualified Infectious Disease Product (QIDP) designations by the US Food and Drug Administration (FDA). In addition, the European Medicines Agency (EMA) granted ODD to AR-501.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Details of the CF Foundation’s equity investment are available in an 8-K filed with the US Securities and Exchange Commission on December 12, 2022.

About AR-501

AR-501 is an inhalable broad-spectrum anti-infective currently under development for controlling debilitating chronic lung infections in CF patients. AR-501 functions as an iron analog, which is a mechanism of action that is distinct from antibiotics, and has broad antimicrobial activity against several common bacterial, fungal, and nontuberculous mycobacterial (NTM) species which are sometimes found to colonize the lungs of CF patients. The current study is a randomized, double-blind, placebo-controlled Phase 2a trial investigating the safety and pharmacokinetics of multiple ascending doses of inhaled AR-501 in CF patients with chronic bacterial lung infections. Based on available blinded safety data of the on-going Phase 2a study, FDA concurred with the Company’s proposal to include an optional higher dose cohort after enrollment of the current dose cohorts.

About Cystic Fibrosis

Cystic fibrosis (CF) is a genetic disorder caused by mutations in the CF transmembrane conductance regulator (CFTR) protein. This leads to numerous medical problems, including abnormal airway secretions, mucus accumulation, and opportunistic bacterial infections. Pseudomonas aeruginosa is the most significant pathogen, with > 80% of CF patients becoming chronically infected with P. aeruginosa by 18 years of age. Also of increasing prevalence in CF patients are infections caused by Staphylococcus aureus and non-tuberculosis mycobacterium (NTM). Extensive antibiotic treatment has led to selection of resistant strains, which are less responsive to drug treatment and exacerbate disease progression.

About Aridis Pharmaceuticals, Inc.

Aridis Pharmaceuticals, Inc. discovers and develops novel anti-infective therapies to treat life-threatening infections, including anti-infectives to be used as add-on treatments to standard-of-care antibiotics. The Company is utilizing its proprietary ʎPEXTM and MabIgX® technology platforms to rapidly identify rare, potent antibody-producing B-cells from patients who have successfully overcome an infection, and to rapidly manufacture monoclonal antibodies (mAbs) for therapeutic treatment of critical infections. These mAbs are already of human origin and functionally optimized for high potency by the donor’s immune system; hence, they typically do not require genetic engineering or further optimization to achieve full functionality.

The Company is advancing multiple clinical stage mAbs targeting bacteria that cause life-threatening infections such as ventilator associated pneumonia (VAP) and hospital acquired pneumonia (HAP), in addition to preclinical stage antiviral mAbs. The use of mAbs as anti-infective treatments represents an innovative therapeutic approach that harnesses the human immune system to fight infections and is designed to overcome the deficiencies associated with the current standard of care which is broad spectrum antibiotics. Such deficiencies include, but are not limited to, increasing drug resistance, short duration of efficacy, disruption of the normal flora of the human microbiome and lack of differentiation among current treatments. The mAb portfolio is complemented by a non-antibiotic novel mechanism small molecule anti-infective candidate being developed to treat lung infections in cystic fibrosis patients. The Company’s pipeline is highlighted below:

Aridis’ Pipeline

AR-301 (VAP). AR-301 is a fully human IgG1 mAb targeting gram-positive Staphylococcus aureus (S. aureus) alpha-toxin and is being evaluated in a global Phase 3 superiority clinical study as an adjunctive treatment of S. aureus ventilator associated pneumonia (VAP).

AR-320 (VAP). AR-320 is a fully human IgG1 mAb targeting S. aureus alpha-toxin that is being evaluated in a Phase 3 clinical study as a preventative treatment of S. aureus colonized mechanically ventilated patients who do not yet have VAP.

AR-501 (cystic fibrosis). AR-501 is an inhaled formulation of gallium citrate with broad-spectrum anti-infective activity being developed to treat chronic lung infections in cystic fibrosis (CF) patients. This program is currently in Phase 2a clinical development in CF patients.

AR-701 (COVID-19). AR-701 is a cocktail of fully human mAbs discovered from convalescent COVID-19 patients that are directed at multiple protein epitopes on the SARS-CoV-2 virus. It is formulated for delivery via intramuscular injection or inhalation using a nebulizer.

AR-401 (blood stream infections). AR-401 is a fully human mAb preclinical program aimed at treating infections caused by gram-negative Acinetobacter baumannii.

AR-101 (HAP). AR-101 is a fully human immunoglobulin M, or IgM, mAb in Phase 2 clinical development targeting Pseudomonas aeruginosa (P. aeruginosa) liposaccharides serotype O11, which accounts for approximately 22% of all P. aeruginosa hospital acquired pneumonia cases worldwide.

AR-201 (RSV infection). AR-201 is a fully human IgG1 mAb out-licensed preclinical program aimed at neutralizing diverse clinical isolates of respiratory syncytial virus (RSV).

For additional information on Aridis Pharmaceuticals, please visit https://aridispharma.com/.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Aridis’ expectations, strategy, plans or intentions. These forward-looking statements are based on Aridis’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the need for additional financing, the timing of regulatory submissions, Aridis’ ability to obtain and maintain regulatory approval of its existing product candidates and any other product candidates it may develop, approvals for clinical trials may be delayed or withheld by regulatory agencies, risks relating to the timing and costs of clinical trials, risks associated with obtaining funding from third parties, management and employee operations and execution risks, loss of key personnel, competition, risks related to market acceptance of products, intellectual property risks, risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses, risks associated with the uncertainty of future financial results, Aridis’ ability to attract collaborators and partners and risks associated with Aridis’ reliance on third party organizations. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption “Risk Factors” in Aridis’ 10-K for the year ended December 31, 2021 and Aridis’ other filings made with the Securities and Exchange Commission. Forward-looking statements included herein are made as of the date hereof, and Aridis does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Media Communications:

Matt Sheldon

RedChip Companies Inc.

Matt@redchip.com

1-917-280-7329

Investor Relations

Dave Gentry

Redchip

Dave@redchip.com

1-800-733-2447

SOURCE Aridis Pharmaceuticals, Inc.

-3-